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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 24, 2002, relating to the financial statements and financial highlights which appears in the April 30, 2002 Annual Report to Shareholders of Commonfund Institutional Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.



                                            /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
August 23, 2002